As filed with the Securities and Exchange Commission on August 22, 2008

Registration Nos. 333-153011 and 333-153011-01 through -12

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	20-3430241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 22nd Avenue

Brookings, South Dakota 57006

(605) 696-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Donald L. Endres

Chief Executive Officer

VeraSun Energy Corporation

100 22nd Avenue

Brookings, South Dakota 57006

(605) 696-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Brian W. Duwe. Esq.

Richard C. Witzel, Jr., Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive, Suite 2100

Chicago, Illinois 60606

Telephone: (312) 407-0700

Facsimile: (312) 407-0411

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS*

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
VeraSun Aurora Corporation	South Dakota	40-0462174
VeraSun Biodiesel, LLC	Delaware	20-3790860
VeraSun Charles City, LLC	Delaware	20-3735184
VeraSun Fort Dodge, LLC	Delaware	42-1630527
VeraSun Granite City, LLC	Delaware	20-5909621
VeraSun Hartley, LLC	Delaware	20-5381200
VeraSun Litchfield, LLC	Delaware	20-8621370
VeraSun Marketing, LLC	Delaware	20-3693800
VeraSun Reynolds, LLC	Delaware	20-5914827
VeraSun Tilton, LLC	Delaware	26-1539139
VeraSun Welcome, LLC	Delaware	20-4115888
US BioEnergy Corporation	South Dakota	20-1811472

*	The address, including zip code, and telephone number, including area code, of the principal executive offices of each of the registrants listed in this table are the same as those of VeraSun Energy Corporation.

Subject to Completion, dated August 22, 2008

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

P R O S P E C T U S

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

Guarantees of Debt Securities

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (i) shares of our common stock, (ii) shares of our preferred stock, which we may issue in one or more series, (iii) depositary shares representing shares of preferred stock, (iv) debt securities, which may be guaranteed by certain of our subsidiaries, (v) warrants, (vi) subscription rights, (vii) purchase contracts and (viii) purchase units, up to a maximum aggregate offering price of $750,000,000.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. Our common stock is listed on the New York Stock Exchange under the trading symbol “VSE.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 14 in this prospectus.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2008

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $750,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” on page ii of this prospectus. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

As used in this prospectus, unless the context otherwise requires, “VeraSun,” “the Company,” “we,” “our,” and “us” refer to VeraSun Energy Corporation and its subsidiaries.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov and on our website at http://www.verasun.com. Information on our website is not incorporated into this prospectus and should not be relied upon in determining whether to invest in our securities.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

The SEC allows us to “incorporate by reference” documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and prior to the termination of the offering.

We incorporate by reference into this prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (1) after the date of the initial registration statement and prior to effectiveness of the registration statement and (2) after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2007 filed on March 12, 2008;

•	our Definitive Proxy Statement on Schedule 14A filed on April 8, 2008;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008 filed on May 12, 2008 and for the quarter ended June 30, 2008 filed on August 11, 2008;

•

our Current Reports on Form 8-K filed on January 2, 2008, March 14, 2008, April 1, 2008, May 14, 2008, June 4, 2008, June 25, 2008, July 2, 2008, July 18, 2008 and August 14, 2008 and on Form 8-K/A filed on November 2, 2007 and April 11, 2008; and

•

the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on June 12, 2006, including any amendments or reports filed for the purpose of updating the description.

Copies of the documents referred to in this prospectus and all documents incorporated by reference herein (other than the exhibits to such documents unless the exhibits are specifically incorporated herein by reference in the documents that this prospectus incorporate by reference) may be obtained without charge at no cost to the requester upon written or oral request to:

VeraSun Energy Corporation

100 22nd Avenue

Brookings, SD 57006

(605) 696-7200

Attention: Corporate Secretary

You should rely only upon the information provided in this prospectus, or incorporated in this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date indicated on the front cover of this prospectus, or, with respect to information incorporated by reference from reports or documents filed with the SEC, as of the date such report or document was filed.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data and forecasts used throughout this prospectus from our own research, internal surveys or studies conducted by third parties, independent industry or general publications and other publicly available information. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we do not make any representations as to the accuracy of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we have incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements that we make regarding future events and developments and our future performance, including the effects of market corn prices, extraction of corn oil from distillers grains, the expected completion of our facilities currently under construction, expectations concerning our recent acquisition of US BioEnergy Corporation (“US BioEnergy”) and expectations concerning our ability to finance our business as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. We disclaim any duty to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the risk factors discussed under the heading “Risk Factors” and the following:

•	our ability to achieve the expected benefits from our recent acquisition of US BioEnergy;

•	the volatility and uncertainty of corn, natural gas, ethanol, unleaded gasoline and other commodities prices;

•	the results of our hedging transactions and other risk mitigation strategies;

•	operational disruptions at our facilities;

•	the effects of vigorous competition and excess capacity in the industries in which we operate;

•	the costs and business risks associated with developing new products and entering new markets;

•	the development of infrastructure related to the sale and distribution of ethanol;

•	the effects of other mergers and consolidations in the biofuels industry and unexpected announcements or developments from others in the biofuels industry;

•	the uncertainties related to our acquisitions of US BioEnergy, ASA OpCo Holdings, LLC and other businesses;

•	the impact of new, emerging and competing technologies on our business;

•	the possibility of one or more of the markets in which we compete being impacted by political, legal and regulatory changes or other external factors over which we have no control;

•	changes in or elimination of governmental laws, credits, tariffs, trade or other controls or enforcement practices;

•	the impact of potential Renewable Fuel Standards waiver;

•	our ability to comply with various environmental, health, and safety laws and regulations;

•	the success of our marketing and sales efforts;

•	our reliance on key management personnel;

•	limitations and restrictions contained in the instruments and agreements governing our indebtedness;

•	our ability to raise additional capital and secure additional financing;

•	the volatility of the market price of our stock;

•	our ability to implement additional financial and management controls, reporting systems and procedures and continue to comply with Section 404 of the Sarbanes-Oxley Act, as amended;

•	risk of potential goodwill and other intangible impairment; and

•	other factors described elsewhere in this prospectus and the documents incorporated in this prospectus by reference.

v

VERASUN ENERGY CORPORATION

VeraSun is one of the largest ethanol producers in the United States based on production capacity, according to the Renewable Fuels Association (“RFA”). We focus primarily on the production and sale of ethanol and its co-products. This focus has enabled us to significantly grow our ethanol production capacity and to work with automakers, fuel distributors, trade associations and consumers to increase the demand for ethanol. As an industry leader, we play an active role in developments within the renewable fuels industry.

Ethanol is a type of alcohol produced in the U.S. principally from corn. Ethanol is primarily used as a blend component in the U.S. gasoline fuel market, which approximated 142 billion gallons in 2007 according to the Energy Information Administration. Refiners and marketers historically have blended ethanol with gasoline to increase octane and reduce tailpipe emissions. The ethanol industry has grown significantly over the last few years, expanding production capacity at a compounded annual growth rate of approximately 22% from 2000 to 2007.

As of July 31, 2008, we own and operate twelve ethanol production facilities in the U.S., with a combined nameplate capacity of approximately 1.2 billion gallons per year. As of July 31, 2008, our ethanol production capacity represented approximately 12.7% of the total ethanol production capacity in the U.S., according to the RFA. We have designated a “nameplate” production capacity for each of our ethanol production facilities. Generally, we determine the nameplate capacity of a facility upon completing construction of the facility, upon completing an expansion of the facility or the acquisition of the facility. The nameplate capacity for each facility represents our estimate of the production capacity of that facility at the time, based on the capacity specified in the applicable design-build agreement or other construction agreement for the plant, our experience operating the plant or similar plants, environmental or other regulatory constraints and other applicable factors. The nameplate capacity of our facilities may not be comparable to the capacity our competitors report as nameplate capacity for their facilities.

Our facilities are designed to operate on a continuous basis and use current dry-milling technology, a production process that results in increased ethanol yield and reduced capital costs compared to wet-milling facilities. In addition to producing ethanol, we produce and sell wet and dry distillers grains as ethanol co-products, which serve to partially offset our corn costs.

On August 1, 2008, Mark D. Dickey succeeded Gregory S. Schlicht as our Senior Vice President, General Counsel and Corporate Secretary.

We were incorporated in South Dakota as the successor to a business organized in 2001. Our principal executive offices are located at 100 22nd Avenue, Brookings, South Dakota 57006, and our telephone number is (605) 696-7200.

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

	Six months ended June 30, 2008	Year ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	1.33	1.23	3.96	0.91	3.70	0.78

For the purpose of determining the ratio of earnings to fixed charges, earnings are defined as pretax income from continuing operations before adjustment for minority interest in consolidated subsidiary plus fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expense, which includes amortization of debt issuance costs and capitalized interest.

The additional earnings needed to cover fixed charges in 2005 and 2003 were $2.6 million and $558,000, respectively.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 350,000,000 shares of common stock, having a par value of $0.01 per share, and 25,000,000 shares of preferred stock, having a par value of $0.01 per share. As of August 1, 2008, we had 157,145,552 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding. We refer in this section to our articles of incorporation, as amended, as our articles.

Common Stock

Holders of common stock are entitled to one vote per share on all matters on which they are entitled to vote, provided, however, that shareholders are allowed to use cumulative votes for the election of directors. Holders of common stock are entitled to receive dividends as may from time to time be declared by our Board of Directors out of funds legally available for that purpose, after any preferential amount with respect to the preferred stock has been paid or set aside and subject to participation by preferred shareholders entitled to do so. Under South Dakota law, a dividend may not be paid if, after giving effect to the dividend, we would not be able to pay our debts as they become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount needed to satisfy the preferential rights of shareholders with rights superior to those receiving the dividend.

Holders of common stock have no preemptive rights, conversion rights, redemption rights or rights to a fund whose assets and their earnings are earmarked to pay for the common stock. Upon liquidation, dissolution or winding up, holders of common stock are entitled to share equally and proportionately in any of our assets remaining after the payment of all of our liabilities and after any preferential distribution with respect to the preferred stock. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

Our Board of Directors is authorized, subject to limitations prescribed by the South Dakota Business Corporation Act, as amended from time to time, and by the provisions of our articles, to provide for the issuance of shares of preferred stock in series, to establish the number of shares to be included in each series and to determine the designations, preferences, limitations and relative rights, including voting rights, conversion rights, redemption rights and dividend rights, of the shares of each series. As of the date of this prospectus, our Board of Directors has not provided for the issuance of a series of preferred stock and no shares of preferred stock are outstanding.

Pre-emptive Rights

Our articles expressly state that our shareholders shall not have pre-emptive rights to purchase our stock or securities convertible into or carrying a right to subscribe for or acquire our stock, unless we expressly agree otherwise.

Anti-Takeover Provisions

Our articles, our bylaws and South Dakota law contain certain provisions that might be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

Articles and Bylaws

Our articles, bylaws and South Dakota law contain provisions that may have the effect of delaying, deferring or preventing a change in control. These provisions include: (i) the ability of our Board of Directors, without further shareholder approval, to issue shares of common stock or preferred stock, provided the issuance involves less than 20 percent of the voting power of the outstanding shares immediately before the issuance, (ii) allowing the Board of Directors to fill vacancies on the Board of Directors, and (iii) the ability of our Board of Directors to increase our indebtedness up to an aggregate of $5.0 billion without seeking shareholder approval.

Classified Board

The Board of Directors consists of nine members and is divided pursuant to our articles of incorporation into three classes of directors serving three-year staggered terms. In all cases, the terms of the directors continue until their respective successors are duly elected. The directors may be removed only for “cause,” as defined in our articles. A vote of 75% of our outstanding voting securities is required to amend the section of our articles providing for staggered terms of directors.

Control Share Acquisitions

The control share acquisition provisions of the South Dakota Domestic Public Corporation Takeover Act provide generally that the shares of a publicly-held South Dakota corporation acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:

•	the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and

•	the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.

Each time an acquiring person reaches a threshold, an election must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds which require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 33 1/3 % and 50%, respectively.

The restricted shareholder may, but is not required to, submit to the corporation a statement setting forth information about itself and its plans with respect to the corporation. The statement may request that the corporation call a special meeting of shareholders to determine whether voting rights will be granted to the shares acquired. If a special meeting of shareholders is not requested, the issue of voting rights of the acquired shares will be considered at the next annual or special meeting of shareholders. If the acquired shares are granted voting rights and they represent a majority of all voting power, shareholders who do not vote in favor of granting voting rights will have the right to receive the appraised fair value of their shares. The appraised fair value will, at a minimum, be equal to the highest price paid per share by the acquiring person for the shares acquired in the transaction subject to this law.

Business Combinations

We are subject to the provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act. In general, Section 47-33-17 prohibits a publicly-held South Dakota corporation from engaging in a “business combination” with an “interested shareholder” for a period of four years after the date that the person became an interested shareholder unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. After the four-year period has elapsed, the business combination must still be approved, if not previously approved in the manner prescribed, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive, in some instances, of those shares beneficially owned by the interested shareholder. Generally, a “business combination” includes a merger, a transfer of 10% or more of the corporation’s assets, the issuance or transfer of stock equal to 5% or more of the aggregate market value of all of the corporation’s outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an

“interested shareholder” is a person who, together with affiliates and associates, owns 10% or more of the corporation’s voting stock. This provision may delay, defer or prevent a change in control of us without the shareholders taking further action.

The South Dakota Domestic Public Corporation Takeover Act further provides that our board, in determining whether to approve a merger or other change of control, may take into account both the long-term as well as short-term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate and the effect on the economy of the state and nation. This provision may permit our board to vote against some proposals that, in the absence of this provision, it would have a fiduciary duty to approve.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services. The transfer agent’s address is 161 N. Concord Exchange, South St. Paul, Minnesota 55075 and its telephone number is (800) 468-9716.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “VSE.”

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue depositary receipts representing interests in a particular series of preferred stock which are called depositary shares. We will deposit the series of preferred stock which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preferred stock.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the shares of preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of preferred stock (or fraction of a share) which is represented by the depositary share.

Conversion

If a series of preferred stock is convertible into shares of common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the common stock or other securities or property into which the number of shares of preferred stock (or fractions of shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the shares of preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted; and/or

•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

For purposes of this “Description of Debt Securities and Guarantees” section of this prospectus, references to “VeraSun,” “the Company,” “we,” “our” and “us” refer to VeraSun Energy Corporation only, unless the context clearly indicates otherwise.

We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and Wells Fargo Bank, National Association, as trustee. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities of each series (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior, subordinated or junior subordinated;

•	whether the securities will be secured or unsecured;

•	the guarantors, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	applicable subordination provisions, if any;

•	whether the securities are convertible into or exchangeable for other securities;

•	percentage or percentages of principal amount at which the securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue;

•	dates on which interest will be payable and record dates for the determination of the holders to which interest will be payable on such payment dates;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which the securities will be issued;

•	whether the securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to a series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

One or more of our subsidiaries may guarantee any series of debt securities. The specific terms of any guarantees will be described in the applicable prospectus supplement.

The indenture and the debt securities and guarantees will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, share of preferred stock, debt security or other security upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each share of common stock, share of preferred stock, debt security or other security that may be purchased per each subscription right;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Additional Information” on page ii of this prospectus. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit and will contain a summary of certain United States federal income tax consequences applicable to the purchase contracts and purchase units.

PLAN OF DISTRIBUTION

General

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation;

•	directly to purchasers;

•	to or through underwriters or dealers;

•	through agents; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of that particular offering of securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units on any securities exchange; any such listing with respect to any particular debt securities, preferred stock, depositary shares, warrants, subscription rights, purchase contracts or purchase units will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710(h).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, and Davenport, Evans, Hurwitz & Smith L.L.P., Sioux Falls, South Dakota. As of August 8, 2008, attorneys of Davenport, Evans, Hurwitz & Smith L.L.P. beneficially owned in the aggregate approximately 35,000 shares of our common stock. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of VeraSun Energy Corporation and its subsidiaries incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the consolidated financial statements of US BioEnergy Corporation and its subsidiaries incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K/A filed on April 11, 2008 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein and are included in reliance upon such reports given on their authority as experts in accounting and auditing.

The consolidated financial statements of ASAlliances Biofuels, LLC and subsidiaries (a development-stage company) as of December 31, 2006 and 2005 and for the years then ended and for the period from December 21, 2004 (inception) to December 31, 2006, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other	Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by the registrant in connection with the registration and sale of the securities being registered hereby. All of such fees and expenses, except the SEC registration fee, are estimated.

SEC registration fee	$29,475
Trustee and transfer agent fees	$20,000
Accounting fees and expenses	$220,000
Legal fees and expenses	$500,000
Rating agency and listing fees	$170,000
Printing expenses	$100,000
Miscellaneous	$80,000

TOTAL	$1,119,475

Item 15. Indemnification	of Directors and Officers.

VeraSun Energy Corporation

VeraSun Energy Corporation’s articles of incorporation, as amended (the “Articles”), and bylaws, as amended (the “Bylaws”), require VeraSun Energy Corporation (the “Company”) to indemnify officers and directors to the fullest extent not prohibited by law. The right to and amount of indemnification ultimately may be subject to determination by a court that indemnification in the circumstances presented is consistent with public policy considerations and other provisions of law. The Articles require indemnification at least to the extent that indemnification is authorized by the South Dakota Business Corporation Act (the “SDBCA”). The indemnification provisions of the SDBCA as they apply to the Company are summarized as follows:

(a) The SDBCA permits the Company to indemnify an officer or director who is a party to a proceeding by reason of being an officer or director against liability incurred in the proceeding if the officer or director:

(1) acted in good faith; and

(2) reasonably believed:

(i) in the case of conduct in an official capacity, that the conduct was in the Company’s best interests; and

(ii) in all other cases, that the conduct was at least not opposed to the Company’s best interests;

and

(3) in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the person did not meet the relevant standard of conduct.

(b) The SDBCA further permits the Company to indemnify an officer or director against liability to any person for any action taken, or any failure to take any action, as a director or officer, except liability for:

(1) receipt of a financial benefit to which the officer or director is not entitled;

(2) an intentional infliction of harm on the Company or its shareholders;

(3) an unlawful distribution; or

(4) an intentional violation of criminal law.

(c) The SDBCA does not permit the Company to indemnify an officer or director:

(1) in connection with a proceeding by or in the right of the Company, except for reasonable expenses incurred in connection with the proceeding if it is determined that the officer or director has met the relevant standard of conduct, discussed in (a) above; or

(2) in connection with any proceeding with respect to conduct for which the officer or director was adjudged liable on the basis that the officer or director received a financial benefit to which the officer or director was not entitled, whether or not involving action in his or her official capacity.

(d) Under the SDBCA, the Company may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the officer or director receiving the advance furnishes:

(1) a written affirmation of the officer’s or director’s good faith belief that he or she has met the relevant standard of conduct, and

(2) a written undertaking to repay the advance if it is ultimately determined that that person was not entitled to indemnification or did not meet the standard of conduct.

(e) Under the SDBCA, the Company may not indemnify an officer or director in respect of a proceeding described in (a) or (b) above unless it is determined that indemnification is permissible because the person has met the relevant standard of conduct by any one of the following:

(1) the board of directors, by a majority vote of all the disinterested directors, a majority of whom shall constitute a quorum for such purpose;

(2) by a majority of the members of a committee of two or more disinterested directors that is appointed by a majority of the disinterested directors;

(3) by special legal counsel:

(i) selected in the manner described in (1) or (2) above; or

(ii) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or

(4) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted.

Authorization of the indemnification must be made in the same manner as the determination that indemnification is permissible. However, if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification must be made by those entitled, as described in clause (3)(ii) of this paragraph (e), to select special legal counsel. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances or that the officer or director is entitled to indemnification by law or pursuant to a provision authorized in the Articles or the Bylaws or in a resolution adopted or a contract approved by the Company’s board of directors or shareholders. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in paragraph (a) or (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

The Articles also contain provisions that limit the liability of the Company’s officers and directors for money damages to the fullest extent permitted by South Dakota law. Consequently, the Company’s officers and directors will not be personally liable to the Company or its shareholders for money damages for any action taken, or the failure to take any action, as an officer or director, except liability for:

•	receipt of a financial benefit to which the officer or director is not entitled;

•	an intentional infliction of harm on the Company or its shareholders;

•	an unlawful distribution; or

•	an intentional violation of criminal law.

The Company also has directors’ and officers’ liability insurance coverage which insures its directors and officers against specific liabilities.

Additional Registrants

Certain officers of the Company serve at the Company’s request as a director, officer, employee or agent of one or more of US BioEnergy Corporation (“US Bio”), VeraSun Aurora Corporation (“VAC”), VeraSun Biodiesel, LLC, VeraSun Charles City, LLC, VeraSun Fort Dodge, LLC, VeraSun Granite City, LLC, VeraSun Hartley, LLC, VeraSun Litchfield, LLC, VeraSun Marketing, LLC, VeraSun Reynolds, LLC, VeraSun Tilton, LLC and VeraSun Welcome, LLC (the “Additional Registrants”). In such capacity, such persons may be entitled to indemnification and insurance coverage under the provisions described above in this Item 15 under the heading “VeraSun Energy Corporation.” In addition, directors and officers of an Additional Registrant may be entitled to indemnification and exculpation for certain monetary damages to the extent provided in the organizational documents of such Additional Registrant or pursuant to the laws under which such Additional Registrant is organized, as described below. For purposes of the description below, the Additional Registrants other than VAC are referred to as the “Delaware LLC Registrants.”

VeraSun Aurora Corporation and US BioEnergy Corporation

The articles of incorporation and bylaws of each of US Bio and VAC include provisions for indemnification and limitation of liability of officers and directors that are substantially the same as those in the Articles and the Bylaws. The provisions of the SDBCA described above in this Item 15 under the heading “VeraSun Energy Corporation” apply equally to US Bio and VAC and each of their respective officers and directors.

Delaware LLC Registrants

The Delaware LLC Registrants are member-managed limited liability companies. The Delaware LLC Registrants are subject to Section 18-108 of the Delaware Limited Liability Company Act, which provides with respect to any limited liability company that, subject to such standards and restrictions, if any, as are set forth in its applicable limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of each of the Delaware LLC Registrants provide that such Delaware LLC Registrant shall indemnify and hold harmless each of its members and managers to the fullest extent not prohibited by law. Each Delaware LLC Registrant is required by its limited liability company agreement to indemnify its manager against any loss, cost and expense the manager may incur by reason of acting as manager and to defend the manager against any claims made against it by reason of serving in such capacity.

Item 16. Exhibits.

Exhibit No.	Description
1.1	Underwriting agreement*

4.1	Specimen certificate representing the registrant’s common stock**

4.2	Indenture**

4.3	Form of debt security*

4.4	Articles of amendment with respect to any preferred stock issued hereunder*

4.5	Form of preferred stock certificate*

4.6	Warrant agreement (including form of warrant certificate)*

4.7	Deposit agreement*

4.8	Form of depositary receipt*

4.9	Subscription rights agreement (including form of subscription rights certificate)*

4.10	Purchase contract agreement (including form of purchase contract)*

4.11	Purchase unit*

4.12	Registration Rights Agreement, dated as of August 17, 2007, among VeraSun Energy Corporation and the holders of registrable securities named therein (incorporated by reference to Exhibit 4.9 to VeraSun Energy Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007)

4.13	Articles of incorporation, as amended, of VeraSun Energy Corporation (incorporated by reference to Exhibit 4.9 to VeraSun Energy Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007)

4.14	Bylaws, as amended, of VeraSun Energy Corporation (incorporated by reference to Exhibit 3.1 to VeraSun Energy Corporation’s Current Report on Form 8-K filed on April 1, 2007)

5.1	Opinion of Davenport, Evans, Hurwitz & Smith L.L.P.**

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

12.1	Statement regarding computation of ratio of earnings to fixed charges**

23.1	Consent of Davenport, Evans, Hurwitz & Smith LLP (included in opinion filed as Exhibit 5.1)**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinion filed as Exhibit 5.2)**

23.3	Consent of McGladrey & Pullen, LLP

23.4	Consent of KPMG LLP**

24.1	Powers of attorney (included as part of the signature pages to the initial filing of this registration statement)**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the indenture**

*	To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
**Previously	filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§239.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brookings, state of South Dakota, on August 22, 2008.

VERASUN ENERGY CORPORATION

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald L. Endres Donald L. Endres	Chief Executive Officer and Director (Principal Executive Officer)	August 22, 2008

/s/ Danny C. Herron Danny C. Herron	President and Chief Financial Officer (Principal Financial Officer)	August 22, 2008

* Bryan D. Meier	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	August 22, 2008

* D. Duane Gilliam	Chairman of the Board of Directors	August 22, 2008

* James E. Dauwalter	Director	August 22, 2008

* Jay D. Debertin	Director	August 22, 2008

* T. Jack Huggins III	Director	August 22, 2008

* Steven T. Kirby	Director	August 22, 2008

* Paul A. Schock	Director	August 22, 2008

*By:	/s/ Donald L. Endres
Donald L. Endres Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brookings, state of South Dakota, on August 22, 2008.

VERASUN FORT DODGE LLC

VERASUN HARTLEY, LLC

VERASUN WELCOME, LLC

VERASUN CHARLES CITY, LLC

VERASUN REYNOLDS, LLC

VERASUN BIODIESEL, LLC

VERASUN GRANITE CITY, LLC

VERASUN LITCHFIELD, LLC

VERASUN TILTON, LLC

VERASUN MARKETING, LLC

By:	VERASUN ENERGY CORPORATION, as sole member and manager

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald L. Endres Donald L. Endres	Chief Executive Officer and Director of VeraSun Energy Corporation (Principal Executive Officer)	August 22, 2008

/s/ Danny C. Herron Danny C. Herron	President and Chief Financial Officer of VeraSun Energy Corporation (Principal Financial Officer)	August 22, 2008

* Bryan D. Meier	Vice President, Finance and Chief Accounting Officer of VeraSun Energy Corporation (Principal Accounting Officer)	August 22, 2008

* D. Duane Gilliam	Chairman of the Board of Directors of VeraSun Energy Corporation	August 22, 2008

* James E. Dauwalter	Director of VeraSun Energy Corporation	August 22, 2008

* Jay D. Debertin	Director of VeraSun Energy Corporation	August 22, 2008

Signature	Title	Date

* T. Jack Huggins III	Director of VeraSun Energy Corporation	August 22, 2008

* Steven T. Kirby	Director of VeraSun Energy Corporation	August 22, 2008

* Paul A. Schock	Director of VeraSun Energy Corporation	August 22, 2008

*By:	/s/ Donald L. Endres
Donald L. Endres Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brookings, state of South Dakota, on August 22, 2008.

VERASUN AURORA CORPORATION

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald L. Endres Donald L. Endres	Chief Executive Officer (Principal Executive Officer)	August 22, 2008

/s/ Danny C. Herron Danny C. Herron	President, Chief Financial Officer and Director (Principal Financial Officer)	August 22, 2008

* Bryan D. Meier	Vice President, Finance, Chief Accounting Officer and Director (Principal Accounting Officer)	August 22, 2008

* Mark D. Dickey	Senior Vice President, General Counsel, Corporate Secretary and Director	August 22, 2008

*By:	/s/ Donald L. Endres
Donald L. Endres Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brookings, state of South Dakota, on August 22, 2008.

US BIOENERGY CORPORATION

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald L. Endres Donald L. Endres	Chief Executive Officer (Principal Executive Officer)	August 22, 2008

/s/ Danny C. Herron Danny C. Herron	President, Chief Financial Officer and Director (Principal Financial Officer)	August 22, 2008

* Bryan D. Meier	Vice President, Finance, Chief Accounting Officer and Director (Principal Accounting Officer)	August 22, 2008

* Mark D. Dickey	Senior Vice President, General Counsel, Corporate Secretary and Director	August 22, 2008

*By:	/s/ Donald L. Endres
Donald L. Endres Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting agreement*

4.1	Specimen certificate representing the registrant’s common stock**

4.2	Indenture**

4.3	Form of debt security*

4.4	Articles of amendment with respect to any preferred stock issued hereunder*

4.5	Form of preferred stock certificate*

4.6	Warrant agreement (including form of warrant certificate)*

4.7	Deposit agreement*

4.8	Form of depositary receipt*

4.9	Subscription rights agreement (including form of subscription rights certificate)*

4.10	Purchase contract agreement (including form of purchase contract)*

4.11	Purchase unit*

4.12	Registration Rights Agreement, dated as of August 17, 2007, among VeraSun Energy Corporation and the holders of registrable securities named therein (incorporated by reference to Exhibit 4.9 to VeraSun Energy Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007)

4.13	Articles of incorporation, as amended, of VeraSun Energy Corporation (incorporated by reference to Exhibit 4.9 to VeraSun Energy Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007)

4.14	Bylaws, as amended, of VeraSun Energy Corporation (incorporated by reference to Exhibit 3.1 to VeraSun Energy Corporation’s Current Report on Form 8-K filed on April 1, 2008)

5.1	Opinion of Davenport, Evans, Hurwitz & Smith L.L.P.**

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

12.1	Statement regarding computation of ratio of earnings to fixed charges**

23.1	Consent of Davenport, Evans, Hurwitz & Smith L.L.P. (included in opinion filed as Exhibit 5.1)**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinion filed as Exhibit 5.2)**

23.3	Consent of McGladrey & Pullen, LLP

23.4	Consent of KPMG LLP**

24.1	Powers of attorney (included as part of the signature pages to the initial filing of this registration statement)**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the indenture**

*	To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
**	Previously filed.